UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

DYNAMIC AEROSPACE SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	86-2265420
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3753 PLAZA DR, ANN ARBOR, MI 48108	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 734-773-3776

______________________________________________

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Promissory Note

On April 28, 2026, Dynamic Aerospace Systems Corporation, a Nevada corporation (the “Company”) issued a Convertible Promissory Note (the “Note”) to LABRYS FUND II, L.P., a Delaware limited partnership (the “Buyer") in the aggregate principal amount of $275,000. The note includes a one-time interest charge on the principal amount of 8% and matures April 27, 2027. The note includes an original issue discount of $25,000 and fees of $4,000, resulting in net proceeds of $246,000 to the Company. The note is convertible, at any time following the issue date, at the option of holder at a conversion price equal to the lower of $0.50 or 80% of the lowest volume weighted average price (“VWAP”) for the fifteen prior trading days.

In connection with the execution of the Note, the Company issued 20,000 shares of the Company’s Common Stock to the Buyer as a commitment fee (the “Commitment Shares”). In connection with the financing, the Company issued five-year warrants to purchase 199,275 shares of the Company’s common stock at an exercise price of $0.65.

Item 3.02. Unregistered Sales of Equity Securities.

Issuance of Shares in Connection with Advisory Consulting Services Agreement

On April 24, 2026, the Company entered into an Advisory Consulting Services Agreement (the “Agreement”) with Tyler Troup (“Tyler”). The Company agreed to issue 500,000 shares of its restricted common stock to Tyler for providing the services. The shares are to be issued within 10 days of the execution of the Agreement.

Issuance of Shares and Warrants in Connection with Note

The information provided in Item 1.01 above relating to the issuance of Shares and Warrants in connection with the Note is incorporated herein by reference.

The issuance of the securities described above was completed in accordance with the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was in two isolated private transactions by us which did not involve a public offering; (b) there was only one recipient in each case; and (c) the negotiations for the issuance of the securities took place directly between the investors and the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 30, 2026, Dynamic Aerospace Systems Corporation, a Nevada corporation (the “Company”), filed with the Secretary of State of Nevada a Certificate of Designation of Rights and Preferences for the creation of a new series of preferred stock designated as the Series E Preferred Stock (the “Series E Preferred Stock”).

The Series E Preferred Stock Certificate of Designation of Rights and Preferences (the “Series E Designation”) provides as follows:

-	Number of shares: The Company designated Twenty-Five Million (25,000,000) shares of Series E Preferred Stock.
-	The Par Value of the Series E Preferred Stock is $0.0001 per share.
-	Dividends shall be payable only when, as, and if declared by the Board of Directors of the Company, equally and on a per share basis.
-	Voting Rights

o

The Series E Preferred Stock shall have 1:1 voting rights, meaning that each share of Series E Preferred Stock shall have one (1) vote for each share of Series E Preferred Stock held by the holder of those shares (each, a “Holder”) of Series E Preferred Stock.

o

As long as any shares of Series E Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written consent of the Holders of a majority of the then-outstanding shares of the Series E Preferred Stock, either directly or indirectly alter or change the powers, preferences, or rights given to the Series E Preferred Stock or amend this Certificate of Designation.

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-	Liquidation

o	The Series E Preferred Stock has no liquidation preference.

-	Conversion: The Series E Preferred Stock shall be convertible into shares of the Company's Common Stock only as follows:

o

No shares of Series E Preferred Stock shall be convertible until the date (the “Initial Conversion Date”) which is six (6) months following the date of issuance of the shares of Series E Preferred Stock by the Company.

o

Following the Initial Conversion Date, each share of Series E Preferred Stock shall be convertible into one and one quarter (1.25) shares of the Company’s Common Stock (the “Conversion Ratio”), at the discretion of the holder on the following schedule:

■

The Holders may convert the shares of Series E Preferred held by such Holder into shares of the Company’s Common Stock in six equal tranches, each tranche being 1/6 of the total shares of Series E Preferred Stock held by such Holder, beginning on the Initial Conversion Date, and then on first date of each subsequent month.

o	Subject to the restrictions set forth above, the Series E Preferred Stock may also be exchanged for Common Stock for purposes of meeting a Tax-Free Exchange at the Conversion Ratio.
o

The date on which any conversion of shares of Series E Preferred Stock into shares of Common Stock shall be deemed to be the “Conversion Date” for such shares of Series E Preferred Stock converted into Common Stock.

o

No fractional shares of Common Stock shall be issued in connection with any conversion of shares of Series E Preferred Stock. Any fractional shares of Common Stock resulting from a conversion shall be rounded up to the nearest whole share.

o

Mechanics of Conversion. In connection with any conversion of shares of Series E Preferred Stock pursuant to the terms set forth in this Certificate of Designation, the Holder shall give notice (a “Conversion Notice”) to the Company of the number of shares of Series E Preferred Stock to be converted, and following review of the Conversion Notice, the Company instruct the Company’s transfer agent to issue the shares of Common Stock to the Holder.

-	Redemption

o

At any time prior to the Conversion Date, the Company shall have the right to redeem any or all of the shares of the Series E Preferred Stock not converted by the Holder into shares of Common Stock, upon notice, at a redemption price per share equal to the closing bid price of the Company’s common stock on the trading day immediately prior to the date on which the Company gives notice to the investor of the Company’s intention to redeem shares of the Series E Preferred Stock.

-	Miscellaneous

o

Any of the rights, powers, preferences, and other terms of the Series E Preferred Stock set forth herein may be waived on behalf of all holders of Series E Preferred Stock by the affirmative vote or written consent of Holders of a majority of the then-outstanding Series E Preferred Stock.

o	Shares of Series E Preferred Stock converted into Common Stock, canceled, or redeemed, shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.
o	The Series E Preferred Stock shall be subject to any stock split, reverse stock split, or other adjustment affecting the Company’s capital stock.

The foregoing summary of the Series E Designation does not purport to be complete, and is qualified in its entirety by reference to the full text of the Series E Designation attached as an exhibit hereto.

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Item 7.01. Regulation FD Disclosure

A press release, dated April 16, 2025, describing the multi-agency drone demo expo, discussed below, is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Information.

On April 16, 2026, the Company issued a press release (the “Press Release”) to announce that it would host a Drone Demo Expo on April 30, 2026, in collaboration with the Arizona Department of Public Safety (AZ DPS), as demand continues to accelerate for domestically sourced UAV solutions.

The Company announced that the event is designed to bring together law enforcement, fire, government, and international participants to evaluate Dynamic Aerospace Systems' drone platforms in real-world operational settings. The program comes as agencies continue reviewing secure, U.S.-based UAV options for mission-critical applications.

During the event, Dynamic Aerospace Systems will conduct live demonstrations of its advanced UAV portfolio, including:

-

US-1 Long-Endurance Multi Rotor-copter: Built for extended aerial operations with flight times of 90 minutes while carrying a 5-pound payload, supporting missions such as search-and-rescue, wildfire monitoring, and large-area surveillance.

-	G1 MKII Long-Range VTOL Aircraft: Engineered for long-duration missions with operational ranges of up to 1,100 miles, enabling wide-area patrol, border monitoring, and infrastructure inspection.

-

Mitigator Indoor Tactical Drone: A compact system for confined-space operations, built for tactical response, emergency assessment, and hazardous environments. Designed for extreme durability, it can withstand wall impacts at up to 20 mph and continue operating, while supporting less-than-lethal payloads such as flashbang and smoke devices.

A copy of the Press Release is attached as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	Series E Certificate of Designation
99.1	Press Release
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC AEROSPACE SYSTEMS CORPORATION

/s/ Kent Wilson
By: Kent Wilson
Title: CEO / Chairman of Board
Date: April 30, 2026

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